UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

IPOWorld

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54492

Nevada	27-3088652
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3472 Research Pkwy #104, Colorado Springs CO	80920
(Address of principal executive offices)	(Zip Code)

719-445-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities

Issuance of 2,500,000 unregistered restricted common shares

On November 14, 2014, IPOWorld (“the Company” or the Registrant”) with the approval of the Board of Directors agreed to issue 2,500,000 unregistered restricted common shares to satisfy a Convertible Note debt obligation of $200,000 between the Company and Lakeview Media, a Nevis corporation. The Company entered into the Convertible Note with Lakeview Media on September 30, 2014. The debt holder agreed to tender their original note, marked satisfied, upon the issuance of 2,500,000 IPOWorld restricted common shares. The shares were issued as follows: 1,250,000 restricted shares to Lakeview Media; and, 1,250,000 restricted shares to Pacific Pier Corp., a Marshall Island Company. Lakeview Media independently assigned 1,250,000 restricted shares to Pacific Pier Corp.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Since the issuance of shares was based on the terms of an existing Convertible Note with Lakeview Media, we did not engage in any form of general solicitation or general advertising in connection with this transaction. Lakeview Media was provided access to all material information, and they were afforded access to our management in connection with this transaction. They acknowledged to us that the shares were acquired for investment purposes and not with a view toward distribution. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

As of November 14, 2014, with the issuance of these 2,500,000 restricted common shares, the Company has 42,000,000 common shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IPOWorld Registrant

Date: November 17, 2014	/s/ Edward Heckerson
Name: Edward Heckerson Corporate Secretary
Acting Principal Executive Officer Acting Principal Accounting Officer

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